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                                                                     EXHIBIT 3.1


                                                            FINAL EXECUTION COPY

                             UNDERWRITING AGREEMENT



November 9, 2004



Placer Dome Inc.
P.O. Box 49330 Bentall Station
Suite 1600 - 1055 Dunsmuir St.
Vancouver, BC  V7X 1P1

ATTENTION:        REX MCLENNAN,
                  EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

          CIBC World Markets Inc., Scotia Capital Inc., Deutsche Bank Securities Limited, HSBC Securities (Canada) Inc., Merrill Lynch Canada Inc., UBS Securities Canada Inc., BMO Nesbitt Burns Inc., GMP Securities Ltd., National Bank Financial Inc., and Salman Partners Inc. (collectively, the Underwriters and each individually an "UNDERWRITER"), understand that Placer Dome Inc. (the "CORPORATION") proposes to issue and sell to the Underwriters 18,500,000 common shares ("COMMON SHARES") in the capital of the Corporation (the "UNDERWRITTEN SHARES"). We further understand that the Corporation has prepared and filed a preliminary short form prospectus, a registration statement and all necessary documents relating thereto and will take all additional necessary steps to qualify or register the Underwritten Shares for distribution in each of the Qualifying Provinces (as defined below) and in the United States, as applicable.

          Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriters severally, in respect of the percentages set forth in paragraph 13 of this Agreement, and not jointly, offer to purchase from the Corporation, and by its acceptance hereof, the Corporation accepts such offer and agrees to sell to the Underwriters, the Underwritten Shares on the Closing Date (as defined below) at a price of U.S.$22.00 per share being an aggregate purchase price of U.S.$407,000,000 (the "PURCHASE PRICE").

          The Underwriters shall have an option (the "OPTION"), which Option may be exercised in the Underwriters' sole discretion and without obligation, to purchase up to an additional 2,775,000 Common Shares which, if subscribed for hereunder, shall be deemed to form part of the Underwritten Shares for the purposes hereof. The Option shall be exercisable by the Underwriters, at any time prior to 4:30 p.m. (Vancouver time) on the date two days prior to the Closing Date by delivering written notice to the Corporation prior to the expiry of the Option, after which time the Option shall be void and of no further force and effect. The Underwriters may exercise the Option and purchase any such additional Common Shares only to cover over-allotments, if any, made in connection with the offering and sale of the 18,500,000 Underwritten Shares referred to in the first paragraph of this Agreement.

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                                     - 2 -


         In consideration of the Underwriters' agreement to purchase the Underwritten Shares and in consideration of the services to be rendered by the Underwriters in connection with the distribution of the Underwritten Shares in each of the Qualifying Provinces and the United States, the Corporation will pay to the Underwriters a fee of U.S.$0.77 per Underwritten Share for an aggregate fee of U.S.$14,245,000 if the Option is not exercised and U.S.$16,381,750 if the Option is fully exercised (the "UNDERWRITING FEE"). Such fee shall be due and payable at the Closing Time (as defined below) against payment by the Underwriters for the Underwritten Shares.

          All actions to be undertaken by the Underwriters in connection with the offering or sale of the Underwritten Shares in the United States, shall be undertaken through their respective U.S. Dealers.

DEFINITIONS

In this Agreement:

"AFFILIATE", "DISTRIBUTION", "MATERIAL CHANGE", "MATERIAL FACT", "MISREPRESENTATION", and "SUBSIDIARY" when used in connection with the Canadian Preliminary Prospectus, Canadian Final Prospectus or any Prospectus Amendment thereto shall have the respective meanings given to them under the Canadian Securities Laws, when used in connection with the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus or any Prospectus Amendment thereto shall have the respective meanings (to the extent applicable) under the U.S. Securities Laws including judicial and administrative interpretations thereof, and in all other contexts shall have the respective meanings given to them under Canadian Securities Laws;

"AGREEMENT" means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;

"APPLICABLE SECURITIES LAWS" means the Canadian Securities Laws and the U.S. Securities Laws;

"BCSC" means the British Columbia Securities Commission;

"BUSINESS DAY" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Toronto or New York City and a day on which the office of the SEC in Washington D.C. is open for business;

"CANADIAN PRELIMINARY PROSPECTUS" and "CANADIAN FINAL PROSPECTUS" mean the Canadian preliminary short form prospectus and Canadian (final) short form prospectus, respectively, including in each case any Documents Incorporated by Reference, prepared by the Corporation in accordance with National Instrument 44-101 and relating to the distribution of the Underwritten Shares and prepared and filed with the Canadian Securities Regulators in accordance with Canadian Securities Laws;

"CANADIAN SECURITIES LAWS" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Regulators in the Qualifying Provinces;

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                                     - 3 -


"CANADIAN SECURITIES REGULATORS" means the applicable securities commission or regulatory authority in each of the Qualifying Provinces;

"CANADIAN TRANSFER AGENT" means CIBC Mellon Trust Company, Corporate Trust Services, with its principal offices in the cities of Toronto and Vancouver;

"CBCA" means the Canada Business Corporations Act, as amended;

"CLAIM" has the meaning given to it in sub-paragraph 10(a);

"CLOSING" means the completion of the sale by the Corporation and the purchase by the Underwriters of the Underwritten Shares pursuant to the terms and conditions of this Agreement;

"CLOSING DATE" means November 23, 2004, or such other date as the Corporation and the Underwriters may agree upon in writing or as may be changed in accordance with subparagraph 4(c) of the Agreement;

"CLOSING TIME" means 8:30 am (Toronto time) on the Closing Date;

"COMMON SHARES" means the common shares without par value in the capital of the Corporation;

"CORPORATION" means Placer Dome Inc.;

"DOCUMENTS INCORPORATED BY REFERENCE" means collectively:

(a) those documents listed in the Preliminary Prospectuses under the heading "Documents Incorporated By Reference"; and

(b) any other document prepared by the Corporation and filed with Canadian Securities Regulators after the date of this Agreement and before the completion of the distribution of the Underwritten Shares that is of a type that is required to be incorporated by reference in the Canadian Final Prospectus pursuant to National Instrument 44-101;

"EFFECTIVE DATE" means any date as of which the Registration Statement or any amendment thereto is declared effective under the 1933 Act;

"FINAL PROSPECTUSES" means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

"FINANCIAL INFORMATION" means the Corporation's financial statements included in the Documents Incorporated by Reference together with any auditors' report thereon and the notes thereto;

"INDEMNIFIED PARTY" has the meaning given to it in subparagraph 10(b);

"INDEMNIFIER" has the meaning given to it in subparagraph 11(a);

"1933 ACT" means the United States Securities Act of 1933, as amended;

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"1934 ACT" means the United States Securities Exchange Act of 1934, as amended;

"NASD" means the National Association of Securities Dealers, Inc.;

"NATIONAL INSTRUMENT 44-101" means National Instrument 44-101 adopted by the Canadian Securities Regulators;

"NATIONAL POLICY 43-201" means National Policy 43-201 adopted by the Canadian Securities Regulators;

"NOTICE" has the meaning given to it in paragraph 21;

"OPTION" has the meaning given to it above;

"OPTION SHARES" means the Common Shares purchased by the Underwriters upon the exercise of the Option;

"PRELIMINARY PROSPECTUSES" means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

"PROSPECTUS AMENDMENT" means any amendment or supplement to any of the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement;

"PURCHASE PRICE" has the meaning given to it above;

"QUALIFYING PROVINCES" means all of the provinces and territories of Canada;

"REGISTRATION STATEMENT" means the registration statement on Form F-10 referred to in subparagraph 1(d) of this Agreement, including the U.S. Preliminary Prospectus and the U.S. Final Prospectus, as the case may be, and the exhibits thereto and the Documents Incorporated by Reference therein, as amended at the Effective Date;

"RULES" has the meaning given to it in subparagraph 7(z);

"SEC" means the United States Securities and Exchange Commission;

"SIGNIFICANT SUBSIDIARIES" means the Corporation's subsidiaries listed in Schedule "A" to this Agreement and "SIGNIFICANT SUBSIDIARY" means each one of them;

"STOCK EXCHANGES" means the Toronto Stock Exchange and the New York Stock Exchange;

"SUBSIDIARY" and "SUBSIDIARIES" have the meanings ascribed thereto in the Canada Business Corporations Act;

"UNDERWRITER" and "UNDERWRITERS" have the meaning given above;

"UNDERWRITING FEE" has the meaning given above;

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"UNDERWRITTEN SHARES" has the meaning given above and includes any Option Shares purchased by the Underwriters in the event the Option is exercised;

"U.S. DEALERS" means the U.S. broker-dealer affiliates of the Underwriters, registered as such with the SEC under Section 15 of the 1934 Act, who are members of the NASD;

"U.S. FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the Effective Date (including the Documents Incorporated by Reference therein) prepared by the Corporation and relating to the offering of Underwritten Shares in the United States, except that if the U.S. Final Prospectus first furnished to the U.S. Dealer after the Effective Date for use in connection with the offering of the Underwritten Shares in the United States differs from the prospectus included in the Registration Statement at the Effective Date, the term "U.S. FINAL PROSPECTUS" shall refer to the final prospectus first furnished to the U.S. Dealer for such use (including the Documents Incorporated by Reference therein);

"U.S. PRELIMINARY PROSPECTUS" means the prospectus, including any supplement thereto, included in the Registration Statement before the Effective Date (including the Documents Incorporated by Reference therein) prepared by the Corporation and relating to the offering of Underwritten Shares in the United States;

"U.S. SECURITIES LAWS" means all applicable securities legislation in the United States, including without limitation the 1933 Act and 1934 Act, and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof; and

"U.S. TRANSFER AGENT" means The Bank of New York, with its principal office in The City of New York.

          Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "paragraphs", "subparagraphs" and "clauses" are to the appropriate paragraph, subparagraph or clause of this Agreement.

          All references to dollars or "$" are United States dollars unless otherwise expressed.

                              TERMS AND CONDITIONS

1.        COMPLIANCE WITH SECURITIES LAWS - FILING OF PROSPECTUSES

          The Corporation represents and warrants to, and covenants and agrees with, the Underwriters that:

          (a) the Corporation has filed the Canadian Preliminary Prospectus in each of the Qualifying Provinces pursuant to National Policy 43-201 and has obtained an MRRS decision document evidencing receipts by each of the Canadian Securities Regulators for the Canadian Preliminary Prospectus;

          (b) the Corporation shall fulfil or cause to be fulfilled to the reasonable satisfaction of the Underwriters' counsel all relevant provisions of Canadian Securities Laws that

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                                     - 6 -


               are required to be fulfilled by the Corporation to permit the distribution of the Underwritten Shares in each of the Qualifying Provinces, by or through the Underwriters who shall comply with the relevant provisions of Canadian Securities Laws;

          (c) the Corporation shall, as soon as possible, fulfil all legal requirements to enable the distribution of the Underwritten Shares and in any event shall file the Canadian Final Prospectus in each of the Qualifying Provinces and obtain an MRRS decision document evidencing receipt of the Canadian Final Prospectus by each of the Canadian Securities Regulators on or prior to 4:30 pm (Vancouver time) on November 17, 2004;

          (d) the Corporation: (i) has prepared and filed with the SEC the Registration Statement including the U.S. Preliminary Prospectus (which will be substantially similar to the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 under the 1933 Act and the Rules) and a written appointment of agent for services of process upon the Corporation on Form F-X (the "FORM F-X"); and (ii) as soon as practicable after the filing of the Canadian Final Prospectus with the BCSC and, in any event, on the date on which the Canadian Final Prospectus is filed with the BCSC, will file an amendment to such Registration Statement including the U.S. Final Prospectus (which will be substantially similar to the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 under the 1933 Act and the Rules) and shall have fulfilled and complied with, to the reasonable satisfaction of the Underwriters, the U.S. Securities Laws required to be fulfilled or complied with by the Corporation to enable the Underwritten Shares to be lawfully distributed to the public in the United States.

2.        DUE DILIGENCE

          Prior to the filing of the Final Prospectuses, the Corporation shall permit the Underwriters and their counsel to review and provide comments on drafts of each of the Final Prospectuses and shall allow the Underwriters to conduct any due diligence investigations which each Underwriter reasonably requires in order to fulfil its obligations as an underwriter under the Applicable Securities Laws and in order to enable the Underwriters to responsibly execute the certificate in the Canadian Final Prospectus required to be executed by it. Following the filing of the Final Prospectuses until completion of the distribution of the Underwritten Shares, the Corporation shall allow each Underwriter to conduct any and all due diligence investigations which it requires to confirm as at any date that it continues to have reasonable grounds for the belief that the Final Prospectuses do not contain a misrepresentation as at such date.

3.        DELIVERIES

          (a)  Deliveries on Filing of Final Prospectuses

          No later than the time of filing of the Final Prospectuses with the Canadian Securities Regulators and with the SEC, unless otherwise indicated below, the Corporation shall deliver to the Underwriters:

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               (i)   a copy of each of the Final Prospectuses, including all
                     Documents Incorporated by Reference, in the English language, signed, filed and certified as required by the Applicable Securities Laws;

               (ii) a copy of the Canadian Final Prospectus, including all Documents Incorporated by Reference, in the French language, signed and certified as required by the Applicable Securities Laws applicable in Quebec;

               (iii) a copy of each other document filed by the Corporation at or prior to the time of filing the Canadian Final Prospectus in compliance with Applicable Securities Laws in connection with the distribution of the Underwritten Shares; and

               (iv) opinions of Osler, Hoskin & Harcourt LLP addressed to the Underwriters, to the Corporation, to Edwards, Kenny & Bray and to Blake, Cassels & Graydon LLP, in form and substance satisfactory to the Underwriters, dated as of the date of the Canadian Final Prospectus, to the effect that the French language version of the Canadian Final Prospectus, including the Documents Incorporated by Reference, except for the Financial Information and the Management's Discussion and Analysis of Financial Results for the periods ended December 31, 2003 and September 30, 2004, as to which no opinion need be expressed, is in all material respects a complete and proper translation of the English language version thereof, and that such English and French language versions are not susceptible of any materially different interpretation with respect to any material matter contained therein;

               (v) opinions of Ernst & Young LLP addressed to the Underwriters, to the Corporation, to Edwards, Kenny & Bray, to Osler, Hoskin & Harcourt LLP and to Blake, Cassels & Graydon LLP, in form and substance satisfactory to the Underwriters, dated as of the date of the Canadian Final Prospectus, to the effect that the French language versions of the Financial Information and the Management's Discussion and Analysis of Financial Results for the periods ended December 31, 2003 and September 30, 2004 are, in all material respects, complete and proper translations of the English language versions thereof; and

               (vi) a "long-form" comfort letter of Ernst & Young LLP, dated as of the date of the Final Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two Business Days of the date of the Canadian Final Prospectus), addressed to the Underwriters and the board of directors of the Corporation, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectuses including all Documents Incorporated by Reference, which letter shall be in addition to the auditors' report incorporated by reference into the Final Prospectuses.


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                                     - 8 -


          (b)  Prospectus Amendments

          In the event that the Corporation is required by Applicable Securities Laws to prepare and file a Prospectus Amendment, the Corporation shall prepare and deliver promptly to the Underwriters signed and certified copies of such Prospectus Amendment in the English and French languages along with all Documents Incorporated by Reference that have not been previously delivered. Any Prospectus Amendments shall be in form and substance satisfactory to the Underwriters acting reasonably. Concurrently with the delivery of any Prospectus Amendment, the Corporation shall deliver to the Underwriters with respect to such Prospectus Amendment, documents similar to those referred to in clauses 3(a)(iii) to (iv).

          (c)  Commercial Copies

          The Corporation has caused commercial copies of the Preliminary Prospectuses (in English and also in French in the case of the Canadian Preliminary Prospectus) and shall cause commercial copies of the Final Prospectuses (in English and also in French in the case of the Canadian Preliminary Prospectus) to be delivered, without charge, to the Underwriters in Toronto and in such other cities in North America and in such quantities as the Underwriters may reasonably request by oral instructions to the printer of such documents. Such delivery of the Final Prospectuses shall be effected as soon as possible after receipts are issued by the Canadian Securities Regulators for the Canadian Final Prospectus but, in any event, on or before 10:00 a.m. (Toronto time) on November 18, 2004. Such deliveries shall constitute the consent of the Corporation to the Underwriters' use of the Preliminary Prospectuses and Final Prospectuses in connection with the distribution of the Underwritten Shares in the Qualifying Provinces and in the United States in compliance with the provisions of this Agreement and Applicable Securities Laws.

          (d)  Qualification of Securities

          The Corporation will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Underwritten Shares for offering and sale under the Applicable Securities Laws or "Blue Sky laws" of such United States or Canadian jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Underwritten Shares until 30 days after the date hereof; provided that in connection therewith, the Corporation shall not be required to amend its charter documents or bylaws or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e)  Distribution of Shares

          The Underwriters shall (and shall require any selling firm to agree with such Underwriters, for the benefit of the Corporation, to):

               (i) comply with Applicable Securities Laws in connection with the distribution of the Underwritten Shares;


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                                     - 9 -


               (ii) not solicit offers to purchase Underwritten Shares from, or sell Underwritten Shares to, any person resident in any jurisdiction other than the Qualifying Provinces or the United States, except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which does not require the Corporation to register any of its securities or comply with ongoing filing or disclosure requirements or other similar requirements in such jurisdiction and further provided that in connection therewith, the Corporation shall not be required to amend its charter documents or by-laws or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and

               (iii) offer and sell the Underwritten Shares in the United States only through the U.S. Dealers.

          (f)  Notice of Completion of Distribution

          After the Closing Time, the Underwriters shall:

               (i) use their reasonable commercial efforts to complete the distribution of the Underwritten Shares as promptly as possible; and

               (ii) give prompt written notice to the Corporation when, in the opinion of the Underwriters, the Underwriters have completed distribution of the Underwritten Shares, including a breakdown of the gross proceeds realized therefrom in each of the Qualifying Provinces, in the United States and in any other applicable jurisdiction.

          (g)  Distribution of Shares - United Kingdom

          Each Underwriter represents, warrants and agrees that: it has not offered for sale or sold, and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Underwritten Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA'")) received by it in connection with the issue or sale of any Underwritten Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Corporation; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Shares in, from or otherwise involving the United Kingdom.

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                                     - 10 -


4.        MATERIAL CHANGES DURING DISTRIBUTION

          (a)  Corporation Material Change

          During the period from the date of this Agreement to the completion of distribution of the Underwritten Shares, the Corporation shall promptly notify the Underwriters in writing of:

               (i) any material change (actual, anticipated, or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation;

               (ii) any material fact which has arisen or been discovered that would have been required to have been stated in the Final Prospectuses or the Registration Statement had such fact arisen or been discovered on, or prior to, the date of such document; and

               (iii) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Final Prospectuses or the Registration Statement, including all Documents Incorporated by Reference, which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectuses or the Registration Statement misleading or untrue or which would result in a misrepresentation in the Final Prospectuses or the Registration Statement or which would result in the Final Prospectuses or the Registration Statement not complying (to the extent that such compliance is required) with Applicable Securities Laws.

          The Corporation shall in good faith discuss with the Underwriters any fact or change (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there may be reasonable doubt as to whether notice need be given to the Underwriters pursuant to this subparagraph 4(a). If at any time during the period from the date of this Agreement to the completion of distribution of the Underwritten Shares, any event described in clauses (i), (ii) or (iii) above occurs or any condition exists as a result of which it is necessary, in the reasonable opinion of counsel for the Corporation or the Underwriters, to amend the Registration Statement or amend or supplement the Final Prospectuses, as the case may be, in order that the Final Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectuses, as the case may be, in order to comply with the requirements under Applicable Securities Laws or other applicable laws, the Corporation will promptly prepare and file such Prospectus Amendment as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectuses, as the case may be, comply with such laws, and the Corporation will furnish to the Underwriters such number of copies of such Prospectus Amendment as the Underwriters may reasonably request.

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                                     - 11 -


          The Corporation shall not file any Prospectus Amendment or other document, however, without first obtaining approval from the Underwriters, after consultation with the Underwriters with respect to the form and content thereof, which approval shall not be unreasonably withheld or delayed.

          (b)  Change in Applicable Securities Laws

          If during the period of distribution of the Underwritten Shares, there shall be any change in the Applicable Securities Laws which, in the opinion of the Underwriters, acting reasonably, requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate securities regulatory authority in each jurisdiction where such filing is required.

          (c)  Change in Closing Date

          If a material change occurs or an undisclosed material fact has arisen or been discovered prior to the Closing Date, then, subject to paragraph 9, the Closing Date shall be, unless the Corporation and the Underwriters otherwise agree in writing or unless otherwise required under the Applicable Securities Laws, the later of:

               (i) the third Business Day following the date on which all applicable filings or other requirements of the Applicable Securities Laws with respect to such material change or change in a material fact have been made or complied with in all relevant jurisdictions and any appropriate receipts obtained for such filings and notice of such filings from the Corporation or its counsel have been received by the Underwriters; and

               (ii) the fifth Business Day following the date upon which the commercial copies of any Prospectus Amendment have been delivered in accordance with subparagraph 3(c).

In no event, however, shall the Closing Date be later than December 8, 2004.

          (d)  Notification

          During the period commencing on the date hereof until the Underwriters notify the Corporation of the completion of the distribution of the Underwritten Shares, the Corporation will promptly inform the Underwriters of the full particulars of:

               (i) any request of any Canadian Securities Regulator or the SEC for any amendment to the Preliminary Prospectus, the Final Prospectus, the Registration Statement or any Supplementary Material or for any additional information in respect of the offering of the Underwritten Shares;

               (ii) the receipt by the Corporation of any material communication, whether written or oral, from any Canadian Securities Regulator, the SEC, either Stock Exchange or any other competent authority, relating to the Final

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                                     - 12 -


                     Prospectus, the Registration Statement or the distribution of the Underwritten Shares;

               (iii) any notice or other correspondence received by the
                     Corporation from any governmental body requesting any information, meeting or hearing relating to the Corporation, the offering, the issue and sale of the Underwritten Shares or any other event or state of affairs, that the Corporation reasonably believes would have a material adverse effect on the business, assets, financial condition, liabilities or operations of the Corporation; and

               (iv) the issuance by any Canadian Securities Regulator, the SEC, either Stock Exchange or any other competent authority, including any other governmental or regulatory body, of any order to cease or suspend trading or distribution of any securities of the Corporation or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Corporation.

5.        SERVICES PROVIDED BY UNDERWRITERS AND UNDERWRITING FEE

          In consideration for the Underwriters' services in assisting in the preparation of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement and any Prospectus Amendments, in distributing the Underwritten Shares, both directly and to other registered dealers as brokers, and in performing administrative work in connection with the distribution of the Underwritten Shares, the Corporation agrees to pay to the Underwriters the Underwriting Fee. The Underwriting Fee shall be payable as provided for in subparagraph 6(a). The Underwriting Fee shall be payable by way of set-off of the amount of the Underwriting Fee against, and deduction of the Underwriting Fee from, the Purchase Price.

6.        DELIVERY OF PURCHASE PRICE, UNDERWRITING FEE AND CERTIFICATE

          (a)  Deliveries

          The purchase and sale of the Underwritten Shares shall be completed at the Closing Time at the offices of Edwards, Kenny & Bray, 19th Floor, The Grosvenor Building, 1040 W. Georgia Street, Vancouver, British Columbia or at such other place as the Underwriters and the Corporation may agree upon.

          At the Closing Time, the Corporation shall deliver to the Underwriters one or more definitive share certificate(s) representing the Underwritten Shares in favour of the Underwriters or its nominee(s), against payment by the Underwriters to the Corporation of the Purchase Price, less the Underwriting Fee, by wire transfer, or if permitted under applicable laws, certified cheque or bank draft (in any case, as may be directed by the Corporation) in U.S. dollars together with a receipt signed by the Underwriters for such definitive certificate(s) and a receipt for the Underwriting Fee.

          (b)  Delivery of Certificate(s) to Transfer Agent

          The Corporation shall, prior to the Closing Date, make all necessary arrangements for the exchange of the definitive certificate(s) representing the Underwritten Shares, on the Closing Date, at the principal offices of the Canadian Transfer Agent in the City of Toronto and the U.S. Transfer Agent in the City of New York for certificates representing such number of Underwritten Shares registered in such names and amounts as shall be designated by the Underwriters not less than 48 hours (or 72 hours if the Closing Date is a Monday) prior to the Closing Time.

          The Corporation shall pay all fees and expenses payable to the Canadian Transfer Agent and the U.S. Transfer Agent in connection with the preparation, delivery, certification and exchange of the Underwritten Shares, contemplated by this subparagraph 6(b) and the fees and expenses payable to the Canadian Transfer Agent and the U.S. Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution of the Underwritten Shares.

7.        REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

          The Corporation represents and warrants to the Underwriters that, and acknowledges that the Underwriters are relying upon, such representations and warranties in purchasing the Underwritten Shares:

          (a) The Corporation has been duly amalgamated, is validly existing as a corporation under the laws of Canada, has the corporate power and authority to own or lease its property and to conduct its business as described in the Preliminary Prospectuses and is duly qualified to transact business and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (b) The name and jurisdiction of incorporation of each Significant Subsidiary is set forth on Schedule "A" hereto. As of September 30, 2004, the Corporation and the Significant Subsidiaries had total assets, calculated on a consolidated basis in accordance with U.S. generally accepted accounting principles, equal to not less than 75% of the total assets of the Corporation and its subsidiaries, calculated on a consolidated basis in accordance with U.S. generally accepted accounting principles, at that date and, for the nine months ended September 30, 2004, the Corporation and the Significant Subsidiaries had total revenues and operating earnings, calculated on a consolidated basis in accordance with U.S. generally accepted accounting principles, equal to not less than 75% of the total earnings from operations and investments of the Corporation and its subsidiaries, calculated on a consolidated basis in accordance with U.S. generally accepted accounting principles, for such year. Each Significant Subsidiary has been duly organized, is validly existing as a corporation, in good standing (if applicable) under the laws of the jurisdiction of its organization, has the corporate power and authority to own or lease its property and to conduct its business as described in the Preliminary Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Corporation and its subsidiaries, taken as a whole. Except as is not material and is disclosed in writing to the Underwriters prior to the date of this Agreement, all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for shares of capital stock held by third parties as disclosed in the Preliminary Prospectuses) are owned directly or indirectly by the Corporation, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares in the capital of the Significant Subsidiaries was issued in violation of pre-emptive or other similar rights.

          (c) The Corporation has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law and enforceability of paragraph 11 would be determined only in the discretion of a court.

          (d) The Underwritten Shares will when issued in accordance with the terms of this Agreement be duly and validly issued as fully-paid and non-assessable shares in the capital of the Corporation.

          (e) The description of the authorized and issued share capital of the Company in the Preliminary Prospectuses is accurate in all material respects. All outstanding shares are validly issued and outstanding as fully paid and non-assessable and have been issued in compliance with the CBCA and all Applicable Securities Laws. None of the outstanding shares of the Corporation were issued in violation of preemptive rights or other similar rights of any shareholder of the Corporation or any other person. No person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued shares of the Corporation, except as otherwise referred to and accurately and fairly described in the Preliminary Prospectuses or as is not material and is disclosed in writing to the Underwriters prior to the date of this Agreement.

          (f) The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, this Agreement do not and will not contravene (i) any provision of applicable law or the certificate of amalgamation, articles of amalgamation or other constating documents of the Corporation (the

               "CONSTATING DOCUMENTS") or the by-laws of the Corporation, (ii) any hedging, forward or similar agreement that is material to the Corporation and its subsidiaries, taken as a whole, (iii) any other agreement or instrument binding upon the Corporation, any of its subsidiaries or any of the partnerships or joint ventures to which the Corporation or any of its subsidiaries is a party (collectively, "JOINT VENTURES") or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or any subsidiary or Joint Venture, except for contraventions of any agreement or instrument referred to in clause (iii) of this paragraph that would not, individually or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (g) There has not occurred any adverse material change, or any development involving a prospective adverse material change, in the condition, financial or otherwise, or in the earnings, business, operations or business prospects of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Preliminary Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (h) There are no legal or governmental proceedings pending or, to the best of the knowledge of the Corporation, threatened to which the Corporation, any of its subsidiaries or any of the Joint Ventures is a party or to which any of the properties of the Corporation, any of its subsidiaries or any of the Joint Ventures is subject, other than proceedings accurately described in all material respects in the Preliminary Prospectuses and proceedings that would not, singularly or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries, taken as a whole, or on the power or ability of the Corporation to perform its obligations under this Agreement or to consummate the transactions contemplated by the Preliminary Prospectuses.

          (i) Except as described in the Preliminary Prospectuses, the Corporation, its subsidiaries and the Joint Ventures (i) are in compliance with any and all applicable foreign, federal, state, provincial, territorial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (j) Except as described in the Preliminary Prospectuses, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singularly or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (k) The Corporation, its subsidiaries and the Joint Ventures possess all certificates, authorizations, approvals, licenses, registrations and permits issued by appropriate federal, state, provincial, territorial or foreign regulatory authorities necessary to conduct their respective businesses and neither the Corporation nor any such subsidiary or Joint Venture has received notice of any proceedings relating to the revocation or modification of any such certificate, authorization, approval, license, registration or permit, except as described in the Preliminary Prospectuses or except where the failure to possess, or the revocation or modification of, any such certificate, authorization, approval, license, registration or permit would not, singly or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (l) The Corporation is not, and after giving effect to the offering and sale of the Underwritten Shares and the application of the proceeds thereof as described in the Preliminary Prospectuses, will not be an "investment company" as such term is defined in the U.S. Investment Company Act of 1940, as amended.

          (m) The Corporation is a "reporting issuer" or equivalent not in default under applicable Canadian Securities Laws and is eligible to file a short form prospectus with the Canadian Securities Regulators as described in National Instrument 44-101.

          (n) As of the date of this Agreement, each document incorporated or deemed to be incorporated in the Preliminary Prospectuses or the Final Prospectuses which is required to be approved under the CBCA or Applicable Canadian Securities Laws has been approved by the Board of Directors of the Corporation.

          (o) The financial statements of the Corporation, together with related schedules, if any, and notes thereto, incorporated in the Preliminary Prospectuses present fairly the financial position of the Corporation and its consolidated subsidiaries at the dates indicated and have been prepared in conformity with Canadian generally accepted accounting principles or U.S. generally accepted accounting principles, as applicable, in accordance with the Applicable Securities Laws, including the requirements of Form F-10, in each case applied on a consistent basis throughout the periods involved.

          (p) The Corporation's auditors, Ernst & Young, are independent public accountants as required under Applicable Securities Laws and there has not been any disagreement (within the meaning of National Policy Statement No. 31 adopted by the Canadian Securities Regulators) since December 30, 2002 with the present or any former auditors of the Corporation.

          (q) The Corporation and its subsidiaries have good and marketable title to the properties and assets owned by them and hold a valid leasehold interest in all property leased by them (including without limitation those described in the Preliminary Prospectuses) (the "Properties"), other than as disclosed in the Preliminary Prospectuses or with defects in title or leasehold interest which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (r) Each of the Properties is free and clear of all mortgages, charges and other encumbrances, other than those disclosed in the Preliminary Prospectus or those which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          (s) To the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use or effectiveness of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement or any Prospectus Amendment or preventing the distribution of the Underwritten Shares in any Qualifying Province or the United States nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated.

          (t) To the knowledge of the Corporation, the Corporation is not a "related issuer" or "connected issuer" (as such terms are defined under the Canadian Securities Laws) of the Underwriters, except as disclosed in the Preliminary Prospectuses.

          (u) The Canadian Transfer Agent, at its principal office in the Cities of Toronto and Vancouver has been duly appointed as registrar and transfer agent for the Common Shares in Canada, and the U.S. Transfer Agent, at its principal office in New York, has been duly appointed as registrar and transfer agent for the Common Shares in the United States.

          (v) The definitive form of certificates representing the Common Shares has been approved and adopted by the Corporation and conforms to the requirements of the CBCA, the Stock Exchanges and the articles of amalgamation and by-laws of the Corporation.

          (w) The Corporation has prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X.

          (x) The Corporation meets the general eligibility requirements for use of Form F-10 under the 1933 Act.

          (y) As at their respective dates, the Canadian Preliminary Prospectus does, and the Canadian Final Prospectus will, comply in all material respects with the Canadian Securities Laws and, at the time of delivery of the Underwritten Shares to the Underwriters, the Canadian Final Prospectus will comply in all material respects with the Canadian Securities Laws.

          (z) (i) the U.S. Preliminary Prospectus conforms and the U.S. Final Prospectus will conform to the Canadian Preliminary Prospectus and Canadian Final Prospectus, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC under the 1933 Act (the "RULES"); (ii) the Registration Statement as amended or supplemented, does not and, on the Effective Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the U.S. Preliminary Prospectus and the Corporation's Form F-X comply, and the U.S. Final Prospectus and the Registration Statement, as amended or supplemented, will comply, in all material respects with the 1933 Act and the Rules;
               (iv) the U.S. Preliminary Prospectus does not, and the U.S. Final Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Canadian Preliminary Prospectus contains, and the Canadian Final Prospectus will contain, full, true and plain disclosure of all material facts required to be stated therein relating to the Corporation, the operations of the Corporation, and the Underwritten Shares, and as of the date of its filing will contain no untrue statement of a material fact and will not omit to state a material fact regarding the Corporation and its business and affairs that is necessary to make any statement therein not misleading in light of the circumstances in which it was made; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Corporation by the Underwriters expressly for use in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement.

          (aa) There are no persons with registration rights or similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Preliminary Prospectuses, the Final Prospectuses or otherwise registered by the Corporation under Applicable Securities Laws.

          (bb) The delivery by the Corporation of any signed Prospectus Amendment or material change report required to be filed under the Applicable Securities Laws will constitute a representation and warranty by the Corporation to the Underwriters that all the information and statements contained therein (except information and statements relating to the Underwriters) are true and correct and that no material information has been omitted therefrom which is necessary to make the statements contained therein not misleading.

          (cc) Except as disclosed in the Preliminary Prospectuses, to the knowledge of the Corporation, neither the Corporation nor any subsidiary is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm's length with the Corporation or any subsidiary which is required to be disclosed under Applicable Securities Laws.

     (dd) Other than the Underwriters, there is no person acting or, to the knowledge of the Corporation, purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the sale of the Underwritten Shares.

     (ee) The Corporation shall use its reasonable commercial efforts to arrange for the listing and posting for trading of the Underwritten Shares on the Stock Exchanges at or before the Closing Time.

     (ff) The Corporation intends to use the net proceeds of the offering of the Underwritten Shares for the purposes described in the Preliminary Prospectuses.

     (gg) Each of the Corporation's subsidiaries that is incorporated under the laws of any state in the United States, whose principal place of business is within the United States and that employs employees resident in the United States is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")

8.   CONDITIONS

     The Underwriters' obligation to purchase the Underwritten Shares at the Closing Time is subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement, both as of the date of this Agreement and as of the Closing Time, the performance by the Corporation of its obligations under this Agreement (including without limitation the strict performance of the covenant under subparagraphs 1(c) and (d)) and the following additional conditions:

     (a) the Underwriters shall have received at the Closing Time a legal opinion addressed to the Underwriters and Blake, Cassels & Graydon LLP and Sidley, Austin, Brown & Wood LLP, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, dated the Closing Date from counsel to the Corporation, Edwards, Kenny & Bray, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters, including, without limitation, a "10b-5" opinion (modified for disclosure standards under Canadian Securities Laws). In providing such opinion, counsel to the Corporation may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of British Columbia and Canada and as to matters of fact, on certificates of the Corporation's registrar and transfer agents, auditors, public and stock exchange officials and officers of the Corporation;

     (b) the Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date from the Corporation's U.S. counsel, Shearman & Sterling LLP, addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters, including, without limitation, a "10b-5" opinion;

     (c) the Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date from local counsel to the Significant Subsidiaries addressed to the Underwriters and Blake, Cassels & Graydon LLP and Sidley, Austin, Brown & Wood LLP, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, with respect to such matters relating to the Significant Subsidiaries requested by the Underwriters;

     (d) the Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date from the Underwriters' Canadian counsel, Blake, Cassels & Graydon LLP, with respect to matters related to the transactions contemplated hereby reasonably requested by the Underwriters. In providing such opinion Blake, Cassels & Graydon LLP shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than the laws of Canada and British Columbia respectively, and as to matters of fact, on certificates of the Corporation's registrar and transfer agents, auditors, public and stock exchange officials and officers of the Corporation. Blake, Cassels & Graydon LLP shall also be entitled to rely upon the opinion of counsel to the Corporation described in subparagraph 8(a);

     (e) the Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date from the Underwriters' U.S. counsel, Sidley, Austin, Brown & Wood LLP in form and substance satisfactory to the Underwriters, acting reasonably, with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters, including, without limitation, a "10b-5" opinion;

     (f) the Underwriters shall have received at the Closing Time a letter dated the Closing Date from Ernst & Young LLP addressed to the Underwriters and to the board of directors of the Corporation in form and substance satisfactory to the Underwriters, acting reasonably, confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to subparagraph 3(a)(vi) with such changes as may be necessary to bring the information in such letter forward to within two Business Days of the Closing Date, which changes shall be acceptable to the Underwriters;

     (g) the Underwriters shall have received at the Closing Time a certificate dated the Closing Date signed by an appropriate officer of the Corporation addressed to the Underwriters and their counsel, with respect to the articles and by-laws of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the Final Prospectuses and the Registration Statement, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriters may reasonably request;

     (h) the Underwriters shall have received at the Closing Time a certificate dated the Closing Date signed on behalf of the Corporation by the President and Chief Executive Officer of the Corporation or such other officers of the Corporation acceptable to the Underwriters, acting reasonably, addressed to the Underwriters certifying for and on behalf of the Corporation after having made due enquiry and after having carefully examined the Final Prospectuses and the Registration Statement, including all Documents Incorporated by Reference, that:

          (i) since the respective dates as of which information is given in the Final Prospectuses and the Registration Statement as amended by any Prospectus Amendments (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of the Corporation, and (B) no transaction has been entered into by the Corporation which is material to the Corporation, other than as disclosed in the Final Prospectuses and the Registration Statement, or any Prospectus Amendments, as the case may be;

          (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Applicable Securities Laws or by any other regulatory authority;

          (iii) the Corporation has duly complied with all the terms and conditions of this Agreement on its part to be complied with up to the Closing Time; and

          (iv) the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

     (i) there are no reports or information that in accordance with the requirements of the Canadian Securities Regulators must be made publicly available in connection with the sale of the Underwritten Shares that have not been made publicly available as required; there are no documents required to be filed with the SEC as an exhibit to the Registration Statement or with the Canadian Securities Regulators in connection with the Canadian Final Prospectus that have not been filed as required and delivered to the Underwriters; there are no contracts, documents or other materials required to be described or referred to in the Final Prospectuses or the Registration Statement that are not described, or referred to as required and delivered to the Underwriters;

     (j) the Underwriters shall have received at the Closing Time a certificate from the Canadian Transfer Agent dated the Closing Date and signed by an authorized officer of such transfer agent, confirming the issued share capital of the Corporation;

     (k) the Underwriters shall have received copies of all required approvals from the Stock Exchanges to permit the completion of the transactions contemplated herein and the conditional listing and posting for trading of the Underwritten Shares on the Stock Exchanges; and

     (l) the Underwriters and counsel for the Underwriters shall have received from the Corporation such further certificates, documents and other information as they may have reasonably requested; provided, however, that the Underwriters or their counsel shall request any such certificate, document or other information within a reasonable period prior to the Closing Time.

9.   TERMINATION RIGHTS

     (a)  Litigation

     If (i) any inquiry, action, suit, investigation or other proceeding, whether formal or informal is instituted, threatened or announced or (ii) any order is made by any federal, provincial or other governmental authority in relation to the Corporation, including without limitation, any Stock Exchange, Canadian Securities Regulator or the SEC; which, in the reasonable opinion of an Underwriter, operates or could operate to prevent or restrict the distribution or trading of the Underwritten Shares or any other securities of the Corporation, that Underwriter shall be entitled, at its sole option, in accordance with subparagraph 9(e), to terminate its obligations under this Agreement by notice to that effect given to the Corporation at any time prior to the Closing Time.

     (b)  Disaster Out

     Each Underwriter shall be entitled, at its sole option, in accordance with subparagraph 9(e), to terminate this Agreement, by notice to the Corporation, at any time at or prior to the Closing Time (i) if there should develop, occur or come into effect or existence any event, action, state, condition, act of hostilities or escalation thereof or major financial occurrence of national or international consequence, or any law or regulation, which in the opinion of that Underwriter seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation, in each case the effect of which is such as to make it, in the judgement of that Underwriter, impracticable to market the Underwritten Shares or to enforce contracts for the sale of the Underwritten Shares, or (ii) trading in any securities of the Corporation has been suspended or materially limited by the SEC, any Canadian Securities Regulator or either of the Stock Exchanges or if trading generally on either of the Stock Exchanges has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of any Canadian Securities Regulator, the SEC, the NASD or any other governmental authority, or (iii) if a banking moratorium has been declared by Canadian, U.S. Federal or New York authorities.

     (c)  Material Change

     If, prior to the Closing Time, there occurs any material change or a change in any material fact or there arises or is discovered any undisclosed material fact, such as is contemplated in subparagraph 4(a), which results in or in an Underwriter's reasonable opinion, is reasonably expected to have a significant adverse effect on the market price or value of the

Underwritten Shares, that Underwriter shall be entitled, at its sole option, in accordance with subparagraph 9(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at any time prior to the Closing Time.

     (d)  Conditions

     The Corporation agrees that that all terms and conditions of paragraph 8 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use all reasonable commercial efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle the Underwriters (or any of them), in accordance with subparagraph 9(e) to terminate their obligations to purchase the Underwritten Shares by notice to that effect given to the Corporation at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if such waiver or extension is in writing and signed by the Underwriters.

     (e)  Exercise of Termination Rights

     The rights of termination contained in subparagraphs 9(a), (b), (c) and (d) are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event that any Underwriter exercises such rights of termination, there shall be no further liability on the part of such Underwriters to the Corporation or on the part of the Corporation to that Underwriter except in respect of any liability that may have arisen or may later arise under paragraphs 10, 11 and 14.

10.  INDEMNITY

     (a)  Indemnity

     The Corporation will indemnify and save harmless the Underwriters and their affiliates (which shall include, without limitation, the U.S. Dealers) and each of their respective directors, officers, employees and agents from and against all liabilities, claims, losses (other than loss of profits), reasonable costs, damages and reasonable expenses (including, without limitation any legal fees or other expenses reasonably incurred by the Underwriters in connection with defending or investigating any such action or claim) (a "CLAIM") in any way caused by, or arising directly or indirectly from, or in consequence of:

          (i) any information or statement (except any statement relating solely to the Underwriters and provided by the Underwriters for use therein) contained in this Agreement, the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendments which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

          (ii) any omission or alleged omission to state in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendments or supplements thereto, any fact (except facts relating solely to the Underwriters and provided by the Underwriters expressly for use therein), whether material or not, regarding the Corporation and its business and affairs that is necessary to make any statement therein not misleading (in the case of the Preliminary Prospectuses and Final Prospectuses) in light of the circumstances in which it was made;

          (iii) any order made or inquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement, omission, misrepresentation or alleged statement, omission or misrepresentation regarding facts relating solely to the Underwriters and provided by the Underwriters expressly for use therein) in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendments or based upon any failure to comply with the Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Underwritten Shares in any of the Qualifying Provinces or the United States;

          (iv) the non-compliance or alleged noncompliance by the Corporation with any of the Applicable Securities Laws, including, in the case of the Corporation, the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

          (v) any breach by the Corporation of its representations, warranties, covenants or obligations to be complied with under this Agreement.

     In no event shall this indemnity enure to the benefit of the Underwriters, if (i) a court of competent jurisdiction in a final judgment determines that the Claim in respect of which indemnification is sought is a result of or arises out of the recklessness or willful misconduct of the Underwriters; or (ii) a copy of the Final Prospectuses (as then amended or supplemented, if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to a person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered by the Underwriters to such person, at or prior to the written confirmation of the sale of the Underwritten Shares to such person, and if the Final Prospectuses (as so amended or supplemented) delivered to the Underwriters a reasonable amount of time in advance of such confirmation would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b)  Notification of Claims

     If any Claim is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "INDEMNIFIED PARTY") will notify the Corporation as soon as possible of the nature of such Claim (but the omission so to notify the Corporation of any potential Claim shall not relieve the Corporation from any liability which it may have to any Indemnified Party and any omission so to notify the Corporation of any actual Claim shall affect the Corporation's liability only to the extent that it is materially prejudiced by that failure). Subject to subparagraph 10(d), the Corporation shall be entitled to participate in and, to the extent that it shall wish, to assume the defense of any suit brought to enforce such Claim; provided, however, that the defense shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, that no settlement of any such Claim or admission of liability may be made by the Corporation or the Indemnified Party without the prior written consent of the other parties, acting reasonably, and the Corporation shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement. The Corporation shall not settle any Claim, or compromise or consent to any judgment unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

     (c)  Right of Indemnity in Favour of Others

     With respect to any Indemnified Party who is not a party to this Agreement, the Indemnified Parties who are party to this Agreement shall obtain and hold the rights and benefits of this paragraph in trust for and on behalf of such Indemnified Party.

     (d)  Retaining Counsel

         In any Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Corporation fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving written notice of such suit; (ii) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them. In no event shall the Corporation be liable to pay the fees and disbursements of more than one firm of separate counsel for all Indemnified Parties and, in addition, one firm of local counsel in each applicable jurisdiction.

11.  CONTRIBUTION

     (a)  Contribution by the Corporation

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 10 is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any Claim, the Corporation (the "INDEMNIFIER") and the Underwriters shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by the Corporation as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand from the offering of the Underwritten Shares; or if this allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Corporation on the one hand and the Underwriters on the other hand in connection with the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 10 which resulted in such Claim, as well as any other relevant equitable considerations.

     The relative benefits received by the Corporation on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds (net of the fee payable to the Underwriters but before deducting expenses (to the extent that such expenses are payable by the Corporation pursuant to paragraph 14)) received by the Corporation from the issue and sale of the Underwritten Shares bears to the fee received by the Underwriters, in each case, as set out in the table on the face page of the Final Prospectuses. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 10 which resulted in such Claim relates to information supplied by or steps or actions taken or done by or on behalf of the Corporation or to information supplied by or steps or actions taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph
10. The amount paid or payable by an Indemnified Party as a result of the Claim referred to above shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim, whether or not resulting in any such action, suit, proceeding or claim. The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph 11 were determined by any method of allocation which does not take into account the equitable considerations referred to immediately above.

     A person who is engaged in any fraud, fraudulent misrepresentation, recklessness or gross negligence shall not, to the extent that a court of competent jurisdiction in a final judgment determines that the Claim was caused by that activity, be entitled to claim contributions therefor from any person who is not engaged in that fraud, fraudulent misrepresentation, recklessness or gross negligence.

     (b)  Right of Contribution in Addition to Other Rights

     The rights to contribution provided in this paragraph 11 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

     (c)  Calculation of Contribution

     In the event that a court of competent jurisdiction in a final judgment determines that an Indemnifier is entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

          (i) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in subparagraph 11(a), and

          (ii) the amount of the fee actually received by the Underwriters from the Corporation under this Agreement.

     (d)  Notice of Claim for Contribution

     Notification to the Corporation of a Claim pursuant to subparagraph 10(b) shall be deemed to also constitute notice to the Corporation that a claim for contribution by the Underwriters may arise and omission to so notify shall have similar effect.

     (e)  Right of Contribution in Favour of Others

     The Corporation hereby acknowledges and agrees that, with respect to paragraphs 10 and 11 hereof, the Underwriters are contracting on their behalf and as agent for its affiliates and for its and its affiliates' directors, officers, employees and agents (collectively, the "BENEFICIARIES"). In this regard the Underwriters shall act as trustee for the Beneficiaries of the Corporation's covenants under paragraphs 10 and 11 hereof with respect to the Beneficiaries and accept these trusts and shall hold and enforce the covenants on behalf of the Beneficiaries.

12.  SEVERABILITY

     If any provision of paragraph 10 or 11 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

13.  UNDERWRITERS' OBLIGATIONS

     The Underwriters' obligations to purchase the Underwritten Shares in accordance with this Agreement shall be several and not joint in that:

     (a) each of us shall severally be obligated to purchase only the percentage of such aggregate number of Underwritten Shares set opposite its name as follows:

          CIBC World Markets Inc...................................    29.97%
          Scotia Capital Inc.......................................    29.97%
          Deutsche Bank Securities Limited.........................     7.24%
          HSBC Securities (Canada) Inc.............................     7.24%
          Merrill Lynch Canada Inc.................................     7.24%

          UBS Securities Canada Inc................................     7.24%
          BMO Nesbitt Burns Inc....................................     3.36%
          GMP Securities Ltd.......................................     3.36%
          National Bank Financial Inc..............................     3.36%
          Salman Partners Inc......................................     1.02%

     (b) if any of the Underwriters for whatever reason defaults in its obligation to take up and pay for its respective percentage of the Underwritten Shares, the other Underwriter(s) shall have the right, but not the obligation, to purchase on a pro rata basis (or such other basis as they may agree) all such Underwritten Shares not taken up and paid for by the defaulting Underwriter(s).

     An Underwriter which stands ready to purchase its percentage as stipulated in (a) above of the aggregate number of Underwritten Shares to be purchased by the Underwriters under this Agreement will have no liability to the Corporation if another Underwriter defaults in its obligation to take up and pay for its percentage of such Underwritten Shares. Nothing in this paragraph obliges the Corporation to sell under this Agreement less than all the Underwritten Shares (excluding, for greater certainty, any Underwritten Shares issuable upon exercise of the Option) and if less than all of the Underwritten Shares (excluding, for greater certainty, any Underwritten Shares issuable upon exercise of the Option) are purchased the Corporation may terminate this Agreement, or will relieve from responsibility to the Corporation under this Agreement any Underwriter which has defaulted in its obligation to purchase its applicable percentage of the aggregate number of Underwritten Shares to be sold hereunder.

14.  EXPENSES

     Whether or not the transactions contemplated by this Agreement shall be completed, all expenses incurred by the Corporation in connection with, or incidental to, the issue, sale and delivery of the Underwritten Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement shall be borne by the Corporation including, without limitation, fees and expenses payable in connection with the qualification of the Underwritten Shares, the filing fees incident to, all fees and disbursements of counsel to the Corporation, local counsel and U.S. counsel, all fees and expenses of the Corporation's auditors, fees and expenses relating to the marketing of the Underwritten Shares (including, without limitation, "road shows", marketing meetings, marketing documentation and institutional investor meetings) and all costs incurred in connection with the preparation and printing of the Preliminary Prospectuses, Final Prospectuses, Registration Statement, Prospectus Amendments and certificates representing the Underwritten Shares. In the event the transaction contemplated in this Agreement is completed, the Underwriters shall be responsible for all fees and disbursements of Canadian and U.S. counsel to the Underwriters (including all applicable taxes, including GST) and all reasonable out-of-pocket expenses of the Underwriters (including the Underwriters' travel expenses in connection with due diligence, marketing meetings and "road shows") (collectively, the "UNDERWRITERS' EXPENSES"). If the transaction contemplated by this Agreement is not completed due to a breach of a term of this Agreement by the Corporation or a condition described in paragraph 8 (other than subparagraphs 8(c) and (d)) not being satisfied, the Corporation shall be responsible for the reasonable Underwriters' Expenses. All amounts to be paid under this paragraph 14 shall be paid forthwith upon receiving an invoice therefor.

15.  RESTRICTIONS ON SALES

     Unless this Agreement is terminated in accordance with its terms or the Closing does not occur on the Closing Date, the Corporation shall not for a period of 90 days after the Closing Date, (i) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, Common Shares of the Corporation or any securities convertible into or exercisable or exchangeable for Common Shares, or
(ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (i) or (ii) above of this paragraph is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than the Underwritten Shares offered pursuant to the transactions contemplated by this Agreement, without the prior consent of the Underwriters, acting reasonably. The foregoing restrictions shall not apply with respect to issuances of Common Shares by the Corporation in connection with outstanding share compensation arrangements or existing contractual commitments (in either case which are described in the Preliminary Prospectuses or have been disclosed in writing to the Underwriters and are not material), including the Corporation's obligations to issue Common Shares under the Rights Plan, the 1987 Plan, the 1996 Getchell LTIP, the 1993 Directors Plan and the Debentures (all as defined in the Preliminary Prospectuses) and the Corporation's two employee share purchase plans. For greater certainty, nothing contained in this paragraph 15 shall be construed to in any way limit the ability of the Corporation from issuing, transferring or otherwise dealing with any securities of the Corporation if this Agreement is terminated in accordance with its terms or the Closing does not occur on the Closing Date.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The respective representations, warranties, obligations and agreements of the Corporation and the Underwriters contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Underwritten Shares shall survive the purchase of the Underwritten Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Underwritten Shares by the Underwriters or the termination of the Underwriters' obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters or the Corporation, or any officer, director or controlling person of the Corporation in connection with the preparation of the Preliminary Prospectuses, Final Prospectuses or Registration Statement or the distribution of the Underwritten Shares for a period of two years from the date hereof.

17.  TIME OF THE ESSENCE

     Time shall be of the essence of this Agreement.

18.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia.

19.       SUCCESSORS

          This Agreement shall enure to the benefit of, and be binding on, the parties to this Agreement and any of their respective successors.

20.       AUTHORIZATION

          CIBC World Markets Inc. and Scotia Capital Inc., together, are hereby authorized by each of the other Underwriters to act on its behalf and the Corporation shall be entitled to and shall act on any notice given in accordance with this paragraph or agreement entered into by or on behalf of the Underwriters by CIBC World Markets Inc. and Scotia Capital Inc. which represents and warrants that it has irrevocable authority to bind the Underwriters, except as expressly contemplated in this Agreement or in respect of any consent to a settlement pursuant to paragraph 10 or a notice of termination pursuant to paragraph 9, which notice may be given by any of the Underwriters. CIBC World Markets Inc. and Scotia Capital Inc. shall consult with the other Underwriters concerning any material matter in respect of which it acts as representative of the Underwriters.

21.       NOTICE

          Unless otherwise expressly provided in this Agreement, any notice, statement, request or other communication to be given under this Agreement (a "NOTICE") shall be in writing addressed to:

               (i)   the Corporation at:

                     Placer Dome Inc.
                     P.O. Box 49330 Bentall Station
                     Suite 1600 - 1055 Dunsmuir St.
                     Vancouver, BC  V7X 1P1

                     Attention: Rex McLennan,
                                Executive Vice President and Chief
                                Financial Officer
                     Fax:       604.682.7092

               with a copy to:

                     Edwards, Kenny & Bray
                     19th Floor, The Grosvenor Building
                     1040 W. Georgia Street
                     Vancouver, BC  V6E 4H3

                     Attention:  Bill Hartley
                     Fax:        604.689.5177

               (ii)  the Underwriters at:

                     CIBC World Markets Inc.
                     400 Burrard Street, 12th Floor
                     Vancouver, BC  V6C 3A6

                     Attention:  Ted Hirst
                     Fax:        604.891.6330

                     and

                     Attention:  Mr. Robert J. Richardson, Vice President,
                                 Associate General Counsel
                     Fax:        416.304.4573

                     and

                     Scotia Capital Inc.
                     650 West Georgia Street, 18th Floor
                     Vancouver, BC  V6B 4N9

                     Attention:  David Bustos
                     Fax:        604.661.7496

               with a copy to:

                     Blake, Cassels & Graydon
                     181 West Madison
                     Suite 3610
                     Chicago, IL  60602

                     Attention:  Geoffrey S. Belsher
                     Fax:        312.739.3611

or to such other address as any of the parties may designate by notice given to the others.

          Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

22.       COUNTERPARTS AND BY FACSIMILE

          This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, and may be delivered by facsimile, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.       ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and, except as incorporated by reference above, there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement unless signed by each party and purporting to be an amendment to this Agreement.



                         [PAGE INTENTIONALLY LEFT BLANK]

          If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to CIBC World Markets Inc., facsimile number: 604.891.6330, upon which this letter as so accepted shall constitute an Agreement among us.

                                     Yours very truly,

                                     CIBC WORLD MARKETS INC.


                                     By: (Signed) Edward R. Hirst
                                         ---------------------------------------
                                         Authorized Signatory


                                     SCOTIA CAPITAL INC.


                                     By: (Signed) David Bustos
                                         ---------------------------------------
                                         Authorized Signatory


                                     DEUTSCHE BANK SECURITIES LIMITED


                                     By: (Signed) Paul Jurist
                                         ---------------------------------------
                                         Authorized Signatory


                                     HSBC SECURITIES (CANADA) INC.


                                     By: (Signed) Jeffrey B. Allsop
                                         ---------------------------------------
                                         Authorized Signatory


                                     MERRILL LYNCH CANADA INC.


                                     By: (Signed) Gregory Fournier
                                         ---------------------------------------
                                         Authorized Signatory


                                     UBS SECURITIES CANADA INC.


                                     By: (Signed) Stephen A. Latimer
                                         ---------------------------------------
                                         Authorized Signatory

                                     BMO NESBITT BURNS INC.


                                     By: (Signed) Jamie Rogers
                                         ---------------------------------------
                                         Authorized Signatory


                                     GMP SECURITIES LTD.


                                     By: (Signed) Mark Wellings
                                         ---------------------------------------
                                         Authorized Signatory



                                     NATIONAL BANK FINANCIAL INC.


                                     By: (Signed) Gordon J. Bogden
                                         ---------------------------------------
                                         Authorized Signatory



                                     SALMAN PARTNERS INC.


                                     By: (Signed) Terrance K. Salman
                                         ---------------------------------------
                                         Authorized Signatory


The foregoing is accepted and agreed to as of the date first above written.


                                     PLACER DOME INC.


                                     By: (Signed) Tony S. Giardini
                                         ---------------------------------------
                                         Authorized Signatory


                                     By: (Signed) Bruce B. Nicol
                                         ---------------------------------------
                                         Authorized Signatory

                                  SCHEDULE "A"


NAME                                               JURISDICTION OF INCORPORATION

Placer Dome (CLA) Limited                          Canada
Zaldivar Chile Inc.                                Barbados
Compania Minera Zaldivar                           Chile
Placer Dome America Holding Corporation            Nevada
Placer Cortez, Inc.                                Delaware
Placer Dome US Inc.                                California
Placer Dome Asia Pacific Limited                   New South Wales
PDG Aureate Limited                                Cayman Islands
Placer Dome South Africa (Pty) Limited             Republic of South Africa
Placer B-C Limited                                 Barbados
Placer Dome Niugini Limited                        Papua New Guinea
Placer Dome (PNG) Limited                          Papua New Guinea
Placer Dome Africa Holdings (Cayman) Limited       Cayman Islands
PDG Bank Limited                                   Barbados
PDG Sona (Cayman) Limited                          Cayman Islands
PDG Finance SRL                                    Barbados
PDG Finance (Cayman) LLC                           Cayman Islands
PDG Aurora LLC                                     Cayman Islands